SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                            NETWORK PERIPHERALS INC.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                            NETWORK PERIPHERALS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 25, 2000

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Network Peripherals Inc., a Delaware corporation (the "Company"), will be held on Tuesday, April 25, 2000 at 11:00 a.m., local time, at Marriott Hotel, 46100 Landing Parkway, Fremont, California, for the following purposes:

         1. To elect two Class III directors of the Company to serve for the ensuing three-year term and until their successors are duly elected.

         2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 20,000,000 shares to 60,000,000 shares.

         3. To approve an amendment to the Company's 1997 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares.

         4.  To  ratify  the  appointment  of   PricewaterhouseCoopers   LLP  as
             independent accountants for the Company for the fiscal year ending December 31, 2000.

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on March 10, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-paid, return envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                        Sincerely,


                                        Wilson Cheung
                                        Secretary

Fremont, California
March 24, 2000

--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                            NETWORK PERIPHERALS INC.

                                ----------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed Proxy is solicited on behalf of Network Peripherals Inc. (the "Company" or "NPI") for use at the Annual Meeting of Stockholders to be held on Tuesday, April 25, 2000 at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Marriott
Hotel, 46100 Landing Parkway, Fremont, California. The Company's principal executive office is located at 2859 Bayview Drive, Fremont, California 94538.

         These proxy solicitation materials were mailed on or about March 24, 2000, together with the Company's 1999 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

Record Date and Principal Stockholders

         Stockholders of record at the close of business on March 10, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, 15,804,197 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and certain other holders of the Company's Common Stock, see "OTHER INFORMATION-- Share Ownership by Principal Stockholders and Management."

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

         Every stockholder voting in the election of directors is entitled to one vote for each share held. Stockholders are not entitled to cumulate votes for the election of directors or for any other purpose.

         The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may also solicit proxies, personally or by telephone, letter, telegram, facsimile transmission or other means of electronic communication.

Quorum; Abstentions; Broker Non-Votes

         The required quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "representing and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the number of Votes with respect to a proposal.

Deadline for Receipt of Stockholder Proposals

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company no later than December 1, 2000, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in order that they may be included in the proxy statement and form of proxy relating to that meeting.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nominees

         The Board of Directors fixes, from time to time, the number of directors authorized by the Company's By-Laws. The Board of Directors has currently set the number of directors at six. The Company's By-Laws provides that the directors shall be divided into three classes, with the classes of directors serving for staggered, three-year terms. The two Class III directors to be elected at the Annual Meeting are to hold office until the Annual Meeting to be held in 2003 and until their successors have been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, both of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

     The following table sets forth the name and age of the nominee, and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years, and the period during which each has served as a director of the Company:

         Nominees for  Election as Class III  Director  Serving for a Three-Year
Term Expiring in 2003:

                                     Principal Occupation                                           Director
      Name                        During the Past Five Years                                Age      Since
      ----                        --------------------------                                ---      -----
Glenn Penisten             Mr.  Penisten has served as the Chairman of the Board             68       1996
                           of  Directors  of NPI since June  1996.  From 1985 to
                           present,  he has been a partner of Alpha Partners,  a
                           venture   capital   firm.  He  has  served  as  Chief
                           Executive  Officer  for  several  leading  technology
                           companies  including:   Superconductor  Technologies,
                           Inc.,   from   May  1987  to  June   1988;   American
                           Microsystems,  Inc., from July 1976 to December 1984;
                           and Data  Transmission  Co.,  from  February  1972 to
                           April 1976. Mr. Penisten has also held director level
                           positions  at   Dataproducts   Corporation,   Sanders
                           Associates  and Gould,  Inc. He served as a corporate
                           officer at Texas  Instruments,  Inc., and chairman of
                           the American  Electronics  Association.  Mr. Penisten
                           currently  serves as director for IKOS Systems,  Bell
                           Microproducts,  Pinnacle Systems,  and Superconductor
                           Technologies, Inc.

                                                      2



                                     Principal Occupation                                           Director
      Name                        During the Past Five Years                                Age      Since
      ----                        --------------------------                                ---      -----
Charles Hart               Mr.  Hart  has  served  as a  director  of NPI  since             61       1996
                           November 1996. From February 1999 to present,  he has
                           been the Chief Executive Officer of SANetworks, Inc.,
                           a  manufacturer  of  networking  interface  cards and
                           switches.  Previously in 1998, he served as the Chief
                           Executive   Officer  and  a  director  of   Micronics
                           Computers  Inc., a supplier of advanced system boards
                           for high-performance  personal computers.  From April
                           1997  through   February   1998,  he  served  as  the
                           Executive Vice President,  Business Development,  for
                           NPI.  From August 1995 to May 1997, he was a founding
                           board  member  of  InsWeb  Corporation,  an  internet
                           technology company providing a vertically  integrated
                           marketplace  for the insurance  industry on the World
                           Wide Web.  From July 1992 through  July 1995,  he was
                           President  and Chief  Executive  Officer of Semaphore
                           Communications   Corporation.   Previously,  he  held
                           positions of President  and Chief  Executive  Officer
                           with Phaser  Systems,  Etak, Inc. and Nestar Systems,
                           Inc.


Incumbent Directors Not Standing for Re-election at the 2000 Annual Meeting:


                                     Principal Occupation                                           Director
      Name                        During the Past Five Years                                Age      Since
      ----                        --------------------------                                ---      -----
William F. Rosenberger     Mr.  Rosenberger  has served as the President,  Chief             50       1998
                           Executive  Officer  and a director  of NPI since July
                           1998.   From  January  1996  to  June  1998,  he  was
                           President and Chief  Executive  Officer of NetAccess,
                           Inc., a wide area networking equipment  manufacturer.
                           From  October  1995 to  December  1995,  he was  Vice
                           President  of  Sales  and  Business  Development  for
                           NetVision Corporation, an Ethernet switching company.
                           From March 1993 to June 1995, he was General  Manager
                           of ACSYS, Inc., a networking equipment  manufacturer.
                           Prior to March 1993,  Mr.  Rosenberger  was President
                           and Chief  Executive  Officer of  Netronix,  Inc.,  a
                           networking hardware designer and manufacturer.

Steve Bell                 Mr.  Bell has served as a director  of NPI since July             45       1998
                           1998.  From March 1998 to the present,  he has served
                           as President and Chief  Executive  Officer of SVNL of
                           Agilent    (formerly    Silicon   Valley   Networking
                           Laboratory,  Inc.), a provider of networking  testing
                           services.  From November 1999 to the present,  he has
                           served as General  Manager  of  Agilent  Technologies
                           West Coast, a networking lab business. From September
                           1993 to present, he has been founder and President of
                           Bell   Consulting,   Inc.,  a   networking   industry
                           consultancy.  Mr.  Bell has also held  marketing  and
                           engineering  management  positions at AT&T Bell Labs,
                           Western Digital,  National  Semiconductor  and Hughes
                           LAN Systems.

                                        3



                                     Principal Occupation                                           Director
      Name                        During the Past Five Years                                Age      Since
      ----                        --------------------------                                ---      -----
Michael Gardner            Mr. Gardner has served as a director of NPI since May             55       1998
                           1998.  From  July  1999 to the  present,  he has been
                           Senior Vice  President,  Operations  of Blue  Pumpkin
                           Software,  a software company.  From February 1998 to
                           April 1999,  he served as Senior Vice  President  for
                           Sybase,  Inc.,  an  information  management  software
                           company.  From November 1996 to February 1998, he was
                           Chief Operating Officer for ACT Networks, a wide-area
                           network access products  manufacturer.  From May 1995
                           to  November  1996,  he was  President  of  Whittaker
                           Communications   (formerly  Hughes  LAN  Systems),  a
                           networking  company.  From April 1993 to April  1995,
                           Mr.  Gardner was Senior Vice  President  of Worldwide
                           Sales  for UB  Networks,  a  supplier  of  networking
                           systems.


         There are no family relationships among any directors or officers of the Company.

Vote Required and Board of Directors Recommendation

         Directors are elected by a plurality of votes cast. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NAMED NOMINEES.

Board of Directors Meetings and Committees

         The Board of Directors of the Company held a total of six meetings during 1999. No action was taken by written consent. No current director participated in fewer than 75% of all such meetings and actions by the Board of Directors, if any, and the committees, upon which such directors served, at the time they were directors of the Company.

         The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a Nominating Committee or a committee performing the functions of a Nominating Committee. The functions of a Nominating Committee are performed by the Board of Directors as a whole.

         The Audit Committee of the Board of Directors recommends the engagement of the Company's independent accountants, reviews and approves the scope of an annual audit and other services performed by the independent accountants, and reviews and evaluates the Company's accounting principles and its systems of internal accounting controls. Mr. Penisten and Mr. Gardner are the members of the Audit Committee. The Audit Committee had four meetings in 1999.

         The Compensation Committee of the Board of Directors reviews and approves the compensation policies applicable to the Company's executive officers, and reviews and approves grants of stock options pursuant to the Company's stock option plans. For 1999, the entire Board of Directors reviewed and approved compensation for the Company's executive officer. No separate meeting of the Compensation Committee was held in 1999.

Compensation of Directors

         Directors who are not employees of the Company (an "Outside Director") are entitled to receive a director fee of $3,750 per fiscal quarter so long as they remain directors of the Company. Directors do not receive any additional or special remuneration for their services on any of the committees established by the Board of Directors.

         An Outside Director is eligible to participate in the Company's 1994 Outside Directors Stock Option Plan (the "Outside Directors Plan"). The Outside Directors Plan, as amended, provides for the automatic granting of nonstatutory stock options to Outside Directors of the Company. Each new Outside Director will be granted an option to purchase 15,000 shares of the Company's Common Stock on the date of election. Each continuing Outside Director will be granted an option to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders.

         During 1999, the Company granted an option to purchase 5,000 shares of Common Stock from the Outside Directors Plan to each Outside Director, including Mr. Bell, Mr. Hart and Mr. Gardner. Mr. Gardner was also granted an option to purchase 5,500 shares from the 1997 Stock Plan for his consulting services rendered to the Company in 1999. No stock options were granted to Mr. Rosenberger and Mr. Penisten in 1999.


                                OTHER INFORMATION

Share Ownership by Principal Stockholders and Management

         The following table sets forth the beneficial ownership of the Company's Common Stock as of March 10, 2000 by: (a) each director; (b) each of the executive officers named in the Summary Compensation Table ("Named Officers"); (c) all directors and executive officers as a group; and (d) each person known to the Company who beneficially owns 5% or more of the outstanding shares of its Common Stock. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission
("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 10, 2000 through the exercise of any stock option or other right. To the Company's knowledge, the persons named in the following table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. A total of 15,804,197 shares of the Company's Common Stock were issued and outstanding as of March 10, 2000.


                                                     Shares Beneficially Owned

               Name of Beneficial Owner                 Number     Percent
               ------------------------                 ------     -------
Glenn Penisten(1) ..................................    446,925     2.7%
William F. Rosenberger(2) ..........................    212,166     1.3%
Robert Zecha(3) ....................................     70,000     *
Steve Bell(3) ......................................      2,917     *
James Sullivan(3) ..................................     72,999     *
Charles Hart(3) ....................................     20,832     *
Wilson Cheung(4) ...................................     39,737     *
Michael Gardner (3) ................................     16,332     *
Jerry McDowell(3) ..................................     49,050     *
All directors and executive officers as a group(5) .    930,958     5.6%

------------
*    Represents less than 1%.

(1) Includes 426,667 shares issuable upon exercise of outstanding stock options, which were exercisable at the Record Date or within 60 days thereafter.

(2) Includes 209,166 shares issuable upon exercise of outstanding stock options, which were exercisable at the Record Date or within 60 days thereafter.

(3) Represents the number of shares issuable upon exercise of outstanding stock options, which were exercisable at the Record Date or within 60 days thereafter.

(4) Includes 39,687 shares issuable upon exercise of outstanding stock options, which were exercisable at the Record Date or within 60 days thereafter.

(5) Includes 907,650 shares issuable upon exercise of outstanding stock options, which were exercisable at the Record Date or within 60 days thereafter.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

         The following table sets forth certain information concerning the compensation of our Chief Executive Officer, and the four other most highly compensated executive officers whose salary and bonus for the year ended
December 31, 1999 exceeded $100,000 (collectively "Named Officers").

                                                                                      Long-term
                                                                                    Compensation
                                               Annual Compensation                     Awards
       Name and                     -----------------------------------------   Securities Underlying
  Principal Position       Year          Salary               Bonus(1)               Options(1)
------------------------   ------   -------------------   -------------------   -----------------------
William F. Rosenberger     1999      $    250,000          $     75,000                     --
 President and CEO         1998      $    125,000          $     50,000(2)              500,000

James Sullivan             1999      $    246,086(3)                --                   15,000
 VP of Sales               1998      $    253,574(3)                --                   60,000
                           1997      $     80,567(3)                --                  100,000(4)

Jerry McDowell             1999      $    180,000                   --                      --
 VP of Marketing           1998      $     27,346                   --                  150,000

Robert Zecha               1999      $    152,884          $     62,500                  10,000
 VP of Research &          1998      $    167,875                   --                   20,000
 Development

Wilson Cheung              1999      $    131,669          $     13,200                  95,000(5)
 VP of Finance and CFO     1998      $     93,433          $     23,925(6)               10,000

------------
(1) From time to time, the Compensation Committee reviews the performance of an executive officer and may award cash bonuses and/or stock options to an officer.

(2) Bonus paid to Mr. Rosenberger in 1998 was pursuant to "sign-on" provisions in the employment contract.

(3) Included in Mr. Sullivan's salaries are commissions of $96,086, $103,574 and $15,664 in 1999, 1998 and 1997, respectively.

(4) Option to purchase 50,000 shares was granted to Mr. Sullivan on October 31, 1997, replacing option to purchase 50,000 shares granted on July 7, 1997.

(5) Option to purchase 65,000 shares was granted to Mr. Cheung in 1999 based on his appointment to the executive office.

(6) Bonus paid to Mr. Cheung in 1998 was based on performance relating to the period prior to his appointment to the executive office.

Option Grants in Last Fiscal Year

     The following  table sets forth details  regarding stock options granted to the Named Officers in 1999. The Company granted no stock appreciation  rights in
1999.  In  addition,   in  accordance  with  SEC  rules,  the  table  shows  the
hypothetical  gains or  "option  spreads"  that would  exist for the  respective options.  These gains are based on assumed rates of annual  compound stock price appreciation  of 5% and 10% from the date the options were granted over the full option term.  The actual value,  if any, an executive may realize will depend on the spread  between  the  market  price and the  exercise  price on the date the option is exercised.

                                              Individual Grants
                          -----------------------------------------------------
                                                                                   Potential Realizable Value at
                          Number of      Percent of                                    Assumed Annual Rates of
                         Securities     Total Options      Exercise                 Stock Price Appreciation for
                         Underlying       Granted to       or Base                         Option Term(1)
                          Options        Employees in       Price       Expiration      -------------------
          Name            Granted        Fiscal Year      Per Share        Date         5%($)        10%($)
          ----            -------        -----------      ---------        ----         -----        ------
William F. Rosenberger         --              --               --             --           --           --
James Sullivan              15,000            2.18%         $ 14.37        4/29/09     $135,605     $343,651
Jerry McDowell                 --              --               --             --           --           --
Robert Zecha                10,000            1.45%         $ 23.87       10/25/09     $150,149     $380,506
Wilson Cheung               30,000            4.36%         $ 14.37        4/29/09     $271,211     $687,301
Wilson Cheung               65,000            9.44%         $  4.31        1/13/09     $176,287     $446,746

------------
(1) The potential gain is calculated based on the fair market value of the Company's Common Stock on the date of grant, which is equal to the closing price reported on the Nasdaq National Market. These amounts only represent certain assumed rates of appreciation as established by the SEC. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company and overall stock market conditions. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.


Aggregated Option Exercises and Fiscal Year End Option Values

         The following table sets forth certain information concerning options exercised by the Named Officers during 1999, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of year-end. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

                                                        Number of Securities              Value of Unexercised
                          Shares                       Underlying Unexercised            In-the-Money Options at
                         Acquired                    Options at Fiscal Year End            Fiscal Year End(1)
                            On         Value       -------------------------------   -------------------------------
          Name           Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
------------------------ ----------   ----------   -------------   ---------------   -------------   ---------------
William F. Rosenberger       --            --        187,500           312,500        $8,085,937       $13,476,562
James Sullivan               --            --         62,082            62,918        $2,707,782       $ 2,578,468
Jerry McDowell             7,200      $231,980        36,550           106,250        $1,631,044       $ 4,741,406
Robert Zecha               5,000      $161,178        71,665            73,335        $3,059,303       $ 2,932,885
Wilson Cheung              5,000      $190,927         8,956           106,044        $  380,877       $ 4,254,123

------------
(1) Market value of underlying securities, based on the closing price of the Company's Common Stock, as reported by the Nasdaq National Market System, on December 31, 1999 of $47.25, minus the exercise price.

Employment Agreements and Change in Control Arrangements

         In June 1998, the Company entered into an employment agreement with William Rosenberger whereby Mr. Rosenberger agreed to become the Company's President and Chief Executive Officer. Pursuant to the employment agreement, Mr. Rosenberger receives an annual base salary of $250,000 and a signing bonus of $50,000, and was granted a stock option to purchase 500,000 shares of the Company's Common Stock with a four-year vesting period. If the Company terminates Mr. Rosenberger without cause, or if a constructive termination occurs following a change in control, as defined in the employment agreement, Mr. Rosenberger shall become a non-officer employee of the Company for a period of one year and, during this one-year period, shall receive (i) his then current base salary and medical insurance coverage, and (ii) an accelerated vesting of all stock options so that such options become immediately exercisable.

         The Company has entered into salary continuation agreements with Joseph Botta, Wilson Cheung, Jerry McDowell, James Sullivan and Robert Zecha. Each such agreement provides that in the event such executive is terminated, including a constructive termination or a termination within a specified time period around a change in control, as those terms are defined in each agreement, the executive shall be entitled to continued salary and bonus payments for a period of one year. The executive shall also be entitled to continued medical coverage by the Company during the period of salary contiuation unless the executive is covered by another employer's group health plan. In addition, each agreement provides that, in the event of a change of control, all stock options granted to that executive shall become immediately exercisable.

         The 1997 Stock Plan provides that the Board of Directors may, in its sole discretion, accelerate the vesting and the ability to exercise options held by executive officers in the event of a change of control of the Company.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         During 1999, no members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries.

The 1997 Stock Plan, as Amended

         For the description of the 1997 Stock Plan, please refer to information provided in Proposal 3.

Summary of the 1999 Stock Plan

         The purpose of the 1999 Stock Plan (the "1999 Plan") is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company's eligible employees (excluding officers and directors) and consultants and by motivating such persons to contribute to the Company's growth and profitability. A maximum of 500,000 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the 1999 Plan. The Board of Directors or a duly appointed committee of the Board administers the 1999 Plan. Subject to the provisions of the 1999 Plan, the Board determines the persons to whom awards are to be granted and all other terms and conditions of the awards. An award, which may be a nonstatutory stock option or a restricted stock, may be granted under the 1999 Plan to eligible employees, excluding all officers and directors, and consultants of the Company. The exercise price of a nonstatutory stock option granted under the 1999 Plan may not be less than 85% of such fair market value. Options granted under the 1999 Plan will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. If a Change in Control occurs, as defined by the 1999 Plan, the Board may provide that any unexercisable or unvested portion of the outstanding awards will become immediately exercisable and vested in full as of a date determined by the Board and/or may arrange with the surviving, acquiring or successor corporation or parent corporation thereof to either assume the Company's rights and obligations under the outstanding awards or substitute substantially equivalent awards for such corporation's stock. The 1999 Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the 1999 Plan have been issued and all restrictions on such shares under the terms of the 1999 Plan and the agreements evidencing awards granted under the 1999 Plan have lapsed. The Board may terminate or amend the 1999 Plan at any time.

Compliance with Section 16(a) of the Exchange Act

         The Company believes that, under the SEC's rules for reporting of securities transactions by directors and officers, all required reports were timely filed during 1999, except that Joseph Botta, a Company's executive officer, was delinquent in filing Form 3.


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is comprised of non-employee directors. The Compensation Committee is responsible for setting and administering policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers, sets salary and bonus levels and makes option grants under the Company's 1997 Option Plan.

Compensation Policies

         The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses salary, bonuses and stock options to achieve these goals. The Compensation Committee reviews various available data, including compensation surveys, to enable the Compensa-tion Committee to compare the Company's compensation package with that of other high technology companies of similar size and growth rates in the Company's geographic area.

Compensation Components

         Salaries are set for each executive officer with reference to a range of salaries for comparable positions among high technology companies of similar size, growth rate and location. Annual salary adjustments take into account achievements of individual executive officers during the prior fiscal year as measured against key Company-wide objectives set each year by the Board of Directors, as well as the executive officers' performance of their individual responsibilities. Each Compensation Committee member weighs objective and subjective performance factors and a consensus is obtained through discussion. The Compensation Committee also considered relative levels of responsibility among executive officers in attempting to reach equitable and appropriate projected compensation levels.

         Cash incentive compensation is provided through participation in the Company's executive bonus plan. The Compensation Committee determines the amount of an individual's bonus based on subjective judgment of the Company's financial performance and the achievement of established goals. Performance bonuses of $75,000, $62,500 and $13,200 were paid to William Rosenberger, Robert Zecha and Wilson Cheung, respectively, in 1999.

         The Compensation Committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to comparable equity compensation offered by high technology companies of similar size for similar positions, the responsibilities and expected future contributions of the executive officer, as well as recruitment considerations. In determining the size of subsequent grants, the Compensation Committee has considered the individual executive officer's performance during the previous fiscal year, the expected contributions during the coming year, the amount of options already held and the level of recent grants. Stock options granted to executive officers during 1999 were based upon available data concerning option grants to executive officers of companies of similar size, growth and location and a review of recent grants. The Compensation Committee believes that future subsequent option grants, with vesting schedules of up to four years, will provide strong incentives for executive officers to remain with the Company.

Chief Executive Officer Compensation

         The Compensation of the Chief Executive Officer is based upon the same criteria outlined above for the other executive officers of the Company. While the Chief Executive Officer makes recommendations about the compensation levels, goals and performance of the other executive officers, he does not participate in the discussions regarding his compensation or performance.

Qualifying Compensation

         The  Compensation  Committee has  considered  the  potential  impact of
Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for certain executive officers' compensation exceeding $1 million per person in any taxable year unless it is "performance based" within the meaning of Section 162(m). Since to date the cash compensation plus restricted stock vesting of each of the Company's executive officers has been below the $1 million threshold and since the Committee believes that any options granted under the Company's option plan will meet the requirement of being performance-based under the provisions of Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company for fiscal year 1999 or prior years. The Company's policy is, to the extent reasonable, to qualify its executive officers' compensation for deductibility under the applicable tax laws.

                             STOCK PERFORMANCE GRAPH

         The graph below compares the  cumulative  total return on the Company's
Common  Stock since the initial  public  offering in June 1994 to the CRSP Total
Return Index for the Nasdaq Stock Market (U.S. companies), an indicator of broad market performance, and the CRSP Total Return Index for the Nasdaq Computer
Manufacturer Stocks (SIC 357), an indicator of the market performance of this sector. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                [GRAPH OMITTED]

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                               6/94     12/94     12/95     12/96     12/97     12/98      12/99
                               ------   -------   -------   -------   -------   -------   --------
NPI                             $100      $436      $188      $284      $116      $ 72     $  756
Nasdaq Stock Market (U.S.)      $100      $107      $151      $186      $228      $321     $  584
Nasdaq Comp. Mfg.               $100      $140      $220      $295      $357      $773     $1,631

         The graph assumes $100 invested on June 28, 1994 in the Company's Common Stock and in each index listed above, and reinvestment of dividends. Dividends have never been declared on the Com-pany's Common Stock. Data points are as of the last business day of the respective month starting December 1994.

                                   PROPOSAL 2

                APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF
            INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF
                                   THE COMPANY

         On March 1, 2000, the Board of Directors authorized an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.001 par value per share, from 20,000,000 to 60,000,000. The Company's Restated Certificate of Incorporation currently authorizes the issuance by the Company of up to 20,000,000 shares of Common Stock, $0.001 par value per share, and 2,000,000 shares of Preferred Stock, $0.001 par value per share (the "Preferred Shares"). As of March 10, 2000, there were approximately 15,804,200 shares of Common Stock issued and outstanding, approximately 3,387,500 shares of Common Stock reserved for issuance under various stock plans of the Company and approximately 808,300 shares of Common Stock remaining available for future issuance. No Preferred Shares are issued or outstanding. There are no preemptive rights with respect to the Company's Common Stock. The Board of Directors believes that the proposed increase is desirable so that, as the need may arise, the Company will have more flexibility to issue shares of Common Stock in connection with future opportunities for expanding the business through investments or acquisitions, possible future stock dividends or stock splits, and for other general corporate purposes. Recently, the market price of the Company's Common Stock has been at historically high levels. Should the market price continue to increase, the Company will consider a stock split in the form of a stock dividend, subject to the Restated Certificate of Incorporation being amended to create a sufficient amount of authorized shares. Other than the foregoing, the Company has no specified use planned for the additional shares being proposed for authorization under this amendment. Authorized but unissued shares of the Company's Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law or Nasdaq Stock Market policies. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership; depending upon the price at which they are issued, they could be either dilutive or nondilutive to the existing stockholders. The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The proposal to increase the authorized Common Stock of the Company is not in response to any offer, solicitation on proposal to merge, combine or otherwise acquire control by a third party.

Vote Required and Board of Directors Recommendation

         The affirmative vote of a majority of all outstanding shares of Common Stock of the Company is required for approval of this proposal. Abstentions and broker non-votes will each have the same effect as a negative vote on this proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 20,000,000 SHARES TO 60,000,000 SHARES.

                                   PROPOSAL 3

                    APPROVAL OF AMENDMENT OF 1997 STOCK PLAN

         As of February 29, 2000, only 113,800 shares remained available for future option grants under the Company's 1997 Stock Plan (the "1997 Plan"), which amount the Board of Directors believes to be insufficient to satisfy the Company's anticipated equity incentive objectives. Accordingly, in March 2000, the Board of Directors approved, subject to stockholder approval, the reservation of an additional 1,000,000 shares for issuance under the 1997 Plan. The Internal Revenue Code of 1986, as amended (the "Code") limits the amount of compensation paid to a corporation's chief executive officer and four other most highly compensated officers which may be deductible as an expense for federal income tax purposes. The stockholders are now being asked to approve the increase from 2,500,000 to 3,500,000 in the maximum aggregate number of shares that may be issued under the 1997 Plan. The Board of Directors believes that approval of this amendment is in the best interests of the Company and its stockholders because the availability of an adequate stock option program is an important factor in attracting, motivating and retaining qualified officers, employees and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders.

Description of the 1997 Plan

         The following summary of the 1997 Plan, as amended, is qualified in its entirety by the specific language of the 1997 Plan, a copy of which is available to any stockholder upon request.

         General

         The 1997 Plan provides for the grant of incentive stock options within the meaning of section 422 of the Code and nonstatutory stock options. As of February 29, 2000, options to purchase 218,700 shares of Common Stock granted pursuant to the 1997 Plan had been exercised, options to purchase an aggregate of 2,167,500 shares were outstanding, and 113,800 shares of Common Stock remained available for future grants under the 1997 Plan. In addition to the 1997 Plan, the Company maintains the 1994 Outside Directors Stock Option Plan (the "1994 Plan") and the 1999 Stock Plan (the "1999 Plan"). Under the 1994 Plan, an aggregate of 150,000 shares of the Company's Common Stock may be issued. The 1994 Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company. As of February 29, 2000, options to purchase 10,400 shares of Common Stock granted pursuant to the 1994 Plan had been exercised, options to purchase an aggregate of 49,600 shares were outstanding, and 90,000 shares of Common Stock remained available for future grants under the 1994 Plan. Under the 1999 Plan, an aggregate of 500,000 shares of the Company's Common Stock may be issued. The 1999 Plan provides for the grant of nonstatutory stock options to employees and consultants of the Company (excluding officers and directors of the Company). As of February 29, 2000, no options to purchase shares of Common Stock granted pursuant to the 1999 Plan had been exercised, options to purchase an aggregate of 112,600 were outstanding, and 387,400 shares of Common Stock remained available for future grants under the 1999 Plan.

         Upon adoption of the 1997 Plan in April 1997, the Company terminated the 1993 Stock Option Plan (the "1993 Plan") and the 1996 Nonstatutory Stock Option Plan (the "1996 Plan"). Options are no longer granted under these two plans. As of February 29, 2000, 1,397,100 shares of Common Stock granted under the 1993 Plan have been exercised, and 42,100 shares of Common Stock granted under the 1996 Plan have been exercised. Furthermore, options to purchase an aggregate of 418,800 shares of Common Stock were outstanding under the 1993 Plan, and options to purchase an aggregate of 47,800 shares of Common Stock were outstanding under the 1996 Plan.

         Shares Subject to Plan

         The Board of Directors has amended the 1997 Plan, subject to stockholder approval, to increase by 1,000,000 the maximum number of authorized but unissued or reacquired shares of the Company's Common Stock issuable thereunder to an aggregate of 3,500,000. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the 1997 Plan, to the Grant Limit and to outstanding options. To the extent any outstanding option under the 1997 Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the 1997 Plan and become available for future grant.

         Administration

         The 1997 Plan is administered by the Board of Directors or a duly appointed committee of the Board of Directors (hereinafter referred to as the "Board"). With respect to the participation of individuals whose transactions in the Company's equity securities are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the 1997 Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the 1997 Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the terms of exercisability of each option and the vesting of the shares acquired, including the effect thereon of an optionee's termination of service, the exercise price and type of consideration to be paid to the Company upon exercise of an option, the duration of each option, and all other terms and conditions of the options. Subject to certain limitations, the 1997 Plan provides for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 1997 Plan. The Board will interpret the 1997 Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1997 Plan or any option.

         Eligibility

         All employees, consultants and directors of the Company are eligible to participate in the 1997 Plan. In addition, options may be granted to prospective employees, consultants and directors in connection with written offers of employment or engagement. However, any such options may not become exercisable prior to such individual's commencement of service. As of February 29, 2000, the Company had approximately 150 employees, including six executive officers and five directors. Any person eligible under the 1997 Plan may be granted a nonstatutory option. However, only employees may be granted incentive stock options. Subject to stockholder approval, no employee may be granted, in any fiscal year, options under the 1997 Plan for more than 500,000 shares of the Company's Common Stock.

         Terms and Conditions of Options

         Each option granted under the 1997 Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1997 Plan. The exercise price per share must equal at least the fair market value of a share of the Company's Common Stock on the date of grant of an incentive stock option and at least 85% of the fair market value of a share of the Common Stock on the date of grant of a nonstatutory stock option. The exercise price of any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant. On March 17, 2000, the closing price of a share of the Company's Common Stock was $49.00, as reported on the Nasdaq National Market. Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any other lawful consideration approved by the Board or by any combination of these. The Board may restrict the forms of payment permitted in connection with any option grant. Options granted under the 1997 Plan will become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the 1997 Plan are exercisable on and after the date of grant, subject to the Company's right to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with the Company or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of incentive stock options granted under the 1997 Plan is ten years, except that an incentive stock option granted to a Ten Percent Stockholder may not have a term longer than five years. Consistent with the Code, the 1997 Plan does not limit the term of nonstatutory stock options granted under the 1997 Plan. Stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

         Transfer of Control

         The 1997 Plan provides that in the event of (i) a sale or exchange by the stockholders of more than 50% of the Company's voting stock, (ii) a merger or consolidation to which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company, wherein the stockholders of the Company immediately before any such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Transfer of Control"), the Board may provide that any unexercised or unvested portion of the outstanding options may be immediately exercisable and vested in full as of a date determined by the Board and/or may arrange with the surviving, continuing, purchasing or successor corporation or parent corporation thereof (the "Acquiring Corporation") to assume or substitute substantially equivalent new options for the options outstanding under the 1997 Plan. To the extent that the options outstanding under the 1997 Plan are not assumed, replaced, or exercised prior to such event, they will terminate.

         Termination or Amendment

         The 1997 Plan currently provides that, unless sooner terminated, no incentive stock options may be granted under the 1997 Plan after February 18, 2007. The Board may terminate or amend the 1997 Plan at any time, but, without stockholder approval, the Board may not amend the 1997 Plan to increase the total number of shares of Common Stock reserved for issuance thereunder, change the class of persons eligible to receive incentive stock options, or expand the class of persons eligible to receive nonstatutory stock options. No amendment or termination of the Plan may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law or regulation.

Summary of Federal Income Tax Consequences of the 1997 Plan

         The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1997 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

         Incentive Stock Options

         An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a mid-term or long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

         Nonstatutory Stock Options

         Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations there under.

         New Plan Benefits and Additional Information

         The future grant of options under the 1997 Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the 1997 Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the optionees. Consequently, it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the 1997 Plan. The numbers of shares of Common Stock subject to options granted under the 1997 Plan to certain persons during the year ended December 31, 1999 are as follows: Messrs. Botta and Cheung were granted options to purchase 85,000 shares and 95,000 shares, respectively; all current executive officers as a group were granted options to purchase an aggregate of 205,000 shares; and all current employees, including officers who are not executive officers, as a group were granted options to purchase an aggregate of 468,600 shares. No person, other than those individuals set forth above, was granted five percent or more of the total amount of options granted under the 1997 Plan during such fiscal year.

Vote Required and Board of Directors Recommendation

         The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of this vote.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN INCREASE BY 1,000,000 IN THE MAXIMUM AGGREGATE NUMBER OF SHARES ISSUABLE UNDER THE OPTION PLAN AND THE ESTABLISHMENT OF THE GRANT LIMIT.

                                   PROPOSAL 4

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers LLP as the independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2000. PricewaterhouseCoopers has audited the Company's financial statements since 1989. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors Recommendation

         The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

         The Board of Directors has conditioned its appointment of the Company's independent accountants upon the receipt of the affirmative vote. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers, the Board of Directors will reconsider the appointment of the independent accountants.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.


                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

         It is important that your shares be represented at the meeting, regardless of the number of shares, which you hold. You are, therefore, urged to complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope, which has been enclosed.


                                        THE BOARD OF DIRECTORS


Dated: March 24, 2000

                                                                 SKU #1334-PS-00

                                                                      APPENDIX A

                                      PROXY

                            NETWORK PERIPHERALS INC.

        Proxy For Annual Meeting of Stockholders to be held April 25, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder of Network Peripherals Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints William Rosenberger and Wilson Cheung, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Network Peripherals Inc. to be held on April 25, 2000, at 11:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

Please fill in, date, sign and mail this proxy in the enclosed postage-paid return envelope.

-----------                                                          -----------
SEE REVERSE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                                  DETACH HERE


[ X ] Please mark
      votes as in
      this example.


1.   To elect two Class III directors of
     the   Company   to  serve  for  the
     ensuing  three  year term and until
     their successors are duly elected

     Nominees:  (01) Glenn Penisian and
                (02) Charles Hart


              FOR            WITHHELD

             [ ]              [ ]


[ ]  ______________________________________
     For all nominees except as noted above



2.   To  approve  an  amendment  to  the           FOR     AGAINST     ABSTAIN
     Company's  Restated  Certificate of           [ ]       [ ]         [ ]
     Incorporation   to   increase   the
     number of authorized  shares of the
     Company's  Common  Stock  to  issue
     from 20,000,000 share to 60,000,000
     shares.


3.   To  approve  an  amendment  to  the           FOR     AGAINST     ABSTAIN
     Company's   1997   Stock   Plan  to           [ ]       [ ]         [ ]
     increase  the  number  of shares of
     Common Stock  reserved for issuance
     thereunder by 1,000,000 shares.


4.   To  ratify   the   appointment   of           FOR     AGAINST     ABSTAIN
     PricewaterhouseCoopers    LLP    as           [ ]       [ ]         [ ]
     Independent   accountants  for  the
     Company  for the fiscal year ending
     December 31, 2000.


5. To transact such other business as may properly come before the meeting or any adjournment thereof.


MARK IF YOU PLAN TO ATTEND THE MEETING.            [ ]


Please sign exactly as your name appears hereon. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.


Signature_____________ Date:___________ Signature____________ Date:_____________